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Exhibit 23.4

Consent of Ryder Scott Company, L.P.

        We consent to the reference to our firm and to the audit performed by our firm in connection with the proved oil and gas reserve reports of Cimarex Energy Co. dated December 31, 2002, 2003 and 2004, incorporated by reference into the Form S-3 Registration Statement of Cimarex Energy Co.

July 13, 2005

/s/ Ryder Scott Company, L.P. Ryder Scott Company, L.P.

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Consent of Ryder Scott Company, L.P.